File No. 333-____________
    As filed with the Securities and Exchange Commission on December 30, 2005
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                             ADVANCE NANOTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Colorado                                       82-0379959
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

              600 Lexington Avenue, 29th Floor, New York, NY 10022
               (Address of Principal Executive Offices) (Zip Code)
                                  ------------

                           2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                                  ------------

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
                                                                          With a copy to:
            Magnus Gittins                                         Rachael Simonoff Wexler, Esq.
Chief Executive Officer and President                          Alschuler Grossman Stein & Kahan, LLP
   600 Lexington Avenue, 29th Floor                 1620 26th Street, The Water Garden, 4th Floor, North Tower
          New York, NY 10022                                      Santa Monica, California 90404
            (212) 583-0080                                                (310) 907-1000

                     (Name and Address of Agent For Service)

                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
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===================================== ======================= ====================== ===================== ================
                                                                    Proposed               Proposed
              Title Of                                               Maximum               Maximum
             Securities                       Amount                Offering              Aggregate           Amount Of
               To Be                          To Be                 Price Per              Offering         Registration
             Registered                   Registered(1)             Share(2)                Price                Fee
------------------------------------- ----------------------- ---------------------- --------------------- ----------------
Common Stock, $.001 par value               3,000,000                 $2.07               $6,210,000           $664.47
===================================== ======================= ====================== ===================== ================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(c), calculated on the basis of the high and low prices of the our Common Stock on December 28, 2005 as reported on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S 8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by us with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Our annual report for the fiscal year ended December 31, 2004 on Form 10-KSB, filed with the Securities and Exchange Commission on May 6, 2005, as amended by our report on Form 10-KSB/A, filed with the Securities and Exchange Commission on May 9, 2005, which collectively is our latest annual report filed pursuant to Section 13(a) of the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for our latest fiscal year for which such statements have been filed;

         (b) Our reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the date of the fiscal year covered by our latest annual report; and

         (c) The description of our Common Stock set forth in our Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on October 28, 2005 and our Form 8-A filed with the Securities and Exchange Commission on December 17, 1981.

         In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 109-102 of the Colorado Business Corporation Act (the "Colorado Law") provides that a corporation, under certain circumstances, may indemnify a person made a party to a proceeding because the person is or was a director of the corporation against liability incurred in the proceeding. Such indemnification is permitted in connection with a proceeding by or in the right of the corporation only to the extent of reasonable expenses incurred in connection with the proceeding. Section 109-103 of the Colorado Law further provides that a corporation, unless limited by its articles of incorporation, shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding. Section 109-107 of the Colorado Law provides that, unless otherwise provided in a corporation's articles of incorporation, an officer is entitled to mandatory indemnification under Section 109-103 of the Colorado Law to the same extent as a director.

         Our articles of incorporation, as amended, and bylaws provide that we shall indemnify any and all of our directors or officers, or former directors or officers, or any person who may have served at our request as a director or officer of another corporation in which we own capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         We have purchased insurance, underwritten by Crum & Forster, a Fairfax Company, on behalf of our directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as the Company's directors or officers, or that may arise out of their status as the Company's directors or officers, including liabilities under the federal and state securities laws. The policy has an aggregate liability limit of $5,000,000.

         All of our officers have entered into employment or other agreements with us in which we agreed to indemnify each of them from and against any and all claims, damages, expenses, judgments, penalties, fines, settlements, and all other liabilities that each of them may incur in connection with the investigation, defense, prosecution, settlement, or appeal of any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative and to which such person as or is a party or is threatened to be made a party by reason of the fact that such person is or was one of our officers, employees, or agents, or by reason of anything done or not done by such person in any such capacity or capacities. We will not, however, indemnify any such person in relation to any matters for which such person (1) did not act in good faith, (2) acted in a manner that was grossly negligent, or
(3) acted in a manner that constituted willful misconduct, or (4) acted in a manner that such person had reasonable cause to believe was unlawful. We also have agreed to pay any and all reasonable expenses incurred by each of these persons as a result of such person being called as a witness in connection with any matter involving any or all of us or any of our officers or directors (other than an action or suit by us against such person).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to such provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

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        Exhibit No.                                                Description
---------------------------- -----------------------------------------------------------------------------

---------------------------- -----------------------------------------------------------------------------
            4.1              Advance Nanotech, Inc. 2005 Equity Incentive Plan and related agreements (1)
---------------------------- -----------------------------------------------------------------------------

            5.1              Legal Opinion of Alschuler Grossman Stein & Kahan LLP
---------------------------- -----------------------------------------------------------------------------

           23.1              Consent of Alschuler Grossman Stein & Kahan LLP (included in Exhibit 5.1)
---------------------------- -----------------------------------------------------------------------------

           23.2              Consent of Hall & Company Certified Public Accountants, Inc.
---------------------------- -----------------------------------------------------------------------------

----------------------
(1) Incorporated by reference from Exhibit 10.1 to the Form 8-K filed by the Registrant on December 29, 2005.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (4) For determining liability under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of the securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City New York, State of New York, on this 30th day of December, 2005.


                                       ADVANCE NANOTECH, INC.



                                       By: /s/ Magnus R.E. Gittins
                                          --------------------------------------
                                           Magnus Gittins
                                           Chief Executive Officer and President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Magnus Gittins as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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
               Signature                                            Title                                     Date
               ---------                                            -----                                     ----
/s/ Magnus R. E. Gittins                 Chief Executive Officer, President and Director (Principal   December 30, 2005
--------------------------------
Magnus R. E. Gittins                     Executive Officer)
/s/ Thomas P. Finn                       Chief Financial Officer, Secretary (Principal Accounting     December 30, 2005
--------------------------------
Thomas P. Finn                           Officer)
/s/ Lee J. Cole                          Director                                                     December 30, 2005
--------------------------------
Lee J. Cole
/s/ William I. Milne                     Director                                                     December 30, 2005
--------------------------------
William I. Milne
/s/ Peter Rugg                           Director                                                     December 30, 2005
--------------------------------
Peter Rugg
/s/ Virgil E. Wenger                     Director                                                     December 30, 2005
--------------------------------
Virgil E. Wenger
/s/ Antonio Goncalves Jr.                Director                                                     December 30, 2005
--------------------------------
Antonio Goncalves Jr.


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